Dechert Price & Rhoads
                       1500 K Street, N.W.
                     Washington, D.C.  20005




                        October 25, 1995




Franklin Templeton Distributors, Inc.
700 Central Avenue
St. Petersburg, Florida  33701-3628

     Re:  Templeton Capital Accumulation Plans
          (File No. 33-37442)

Gentlemen:

     Franklin Templeton Distributors, Inc., a California corporation ("FTD"), has filed with the Securities and Exchange Commission under the Investment Company Act of 1940 a Registration Statement, as amended, on Form N-8B-2 (File No. 811-06197) registering Templeton Capital Accumulation Plans as a unit investment trust of which FTD is the Sponsor, FTD has also filed with the Securities and Exchange Commission under the Securities Act of 1933 a Registration Statement on Form S-6 (File No. 33-37442), covering the registration of Templeton Capital Accumulation Plans.

     We have examined the Registration Statement for Templeton Capital Accumulation Plans and have also examined the Custodian Agreement dated June 1, 1993 (the "Custodian Agreement"), between FTD and Templeton Funds Trust Company (the "Custodian") under the terms of which Templeton Capital Accumulation Plans are issued.

     Based on the foregoing, it is our opinion that FTD has validly entered into the Custodian Agreement with the Custodian and that the Custodian Agreement is a valid and binding agreement of FTD.
It is also our opinion that the Templeton Capital Accumulation Plans, as executed by the Custodian and by FTD, and issued in the manner contemplated by the Custodian Agreement and the Registration Statement during the fiscal year ended August 31, 1995 constituted legal, valid and binding agreements between FTD and each purchaser of such Plans.
Franklin Templeton Distributors, Inc.
October 25, 1995
Page 2

     We hereby consent to the filing of this opinion in connection with the Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940 for the fiscal year ended August 31, 1995 to be filed on behalf of Templeton Capital Accumulation Plans with the Securities and Exchange Commission.

                                   Sincerely,

                                   /s/DECHERT PRICE RHOADS
                                   Dechert Price & Rhoads